Exhibit 99.1

Investor Contact:	Media Contact:
Karen Breen	KCHiggins
303-397-8592	303-397-8325
TeleTech Reports Third Quarter 2006 Financial Results
Record Third Quarter Revenue Grows 11 Percent with EPS of 18 Cents
Operating Income Increases 71 Percent and Operating Margin Expands to 6.7 Percent of Revenue
Fourth Quarter 2006 Operating Margin Expectation Raised to Between 7 and 8 Percent of Revenue,
Up From Original Range of Between 6 and 7 Percent
Englewood, Colo., October 25, 2006 – TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global business process outsourcing (BPO) provider, today announced third quarter 2006 financial results. The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the third quarter ended September 30, 2006.
TeleTech reported record third quarter revenue of $304 million, an 11 percent increase over the year-ago quarter. Revenue in TeleTech’s North American and International BPO segments grew 17 percent over the year-ago quarter and represented 98 percent of consolidated revenue.
Income from operations increased 71 percent to $20.4 million from the year-ago quarter. Operating margin was 6.7 percent compared to 4.3 percent in the year-ago quarter. TeleTech achieved its fourth quarter 2006 operating margin goal of 6 to 7 percent one quarter earlier than expected.
Earnings before interest, taxes, depreciation and amortization (EBITDA) was $34 million or 11 percent of revenue, a 38 percent increase over the year-ago quarter. Please refer to the discussion of Non-GAAP financial measures below.
Fully diluted earnings per share was 18 cents, up from 16 cents in the year ago quarter. Included in the 16 cents in the year-ago quarter was an 8 cent net benefit from certain tax items.
EXECUTIVE COMMENTARY
“We are very pleased to have achieved the fourth consecutive quarter of double-digit revenue growth while increasing income from operations by 71 percent,” said Kenneth Tuchman, chairman and chief executive officer. “Our continued strong performance is the result of solid top-line growth, operational excellence, and our commitment to increased profitability as we progress towards achieving our year-end 2007 financial goals.”
“Our offshore BPO operations that serve U.S. and European clients have organically grown 40 percent year-to-date. We believe this makes TeleTech one of the fastest growing BPO companies of its size,” Tuchman continued. “During the fourth quarter, we are looking forward to the largest sequential revenue ramp in our company’s history. To support this growth we have more than 3,700 employees moving from training into production during the fourth quarter.”
THIRD QUARTER 2006 BUSINESS HIGHLIGHTS
Strong Revenue and Operating Margin
•	TeleTech’s improved financial results were attributable to strong performance in its North American and International BPO segments resulting from growth in new and existing client programs, continued expansion of business in offshore locations, the acquisition of Direct Alliance Corporation (DAC) and ongoing profit improvement initiatives.

•	Revenue in TeleTech’s North American BPO segment grew 21 percent to $207 million over the prior year quarter. Operating income in this segment grew 61 percent to $25 million and operating margin was 12.2 percent.

•	Revenue in TeleTech’s International BPO segment grew 9 percent to $90 million over the prior-year quarter. The operating results in this segment were profitable for the first time in four years with operating income of $0.2 million compared to an operating loss of $1.9 million in the year-ago quarter.
Solid Balance Sheet Continues to Fund Organic Growth and Share Repurchase Program
•	As of quarter-end, TeleTech had cash and cash equivalents of $55 million and total debt to equity of 26 percent. The increase in total debt from the year-ago quarter is primarily related to the acquisition of DAC and the Company’s share repurchase program.

•	TeleTech generated $26 million of free cash flow in the third quarter compared to $7 million in the year-ago quarter.

•	Capital expenditures were $23 million, up from $11 million a year-ago. Approximately 70 percent of this quarter’s capital expenditures were growth related with the balance for maintenance.

•	TeleTech repurchased nearly $15 million of common stock through the first nine months of 2006, leaving approximately $51 million remaining under the repurchase program as of quarter-end.
Business Outlook
•	For the 2006 fiscal year, TeleTech estimates revenue will grow approximately 11 to 12 percent over 2005. Furthermore, TeleTech believes fourth quarter 2006 operating margin will increase to between 7 and 8 percent, higher than its previously stated goal of between 6 and 7 percent, excluding any unusual charges.
SEC FILINGS
The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.
CONFERENCE CALL
TeleTech executive management will hold a conference call to discuss third quarter 2006 financial results on Wednesday, October 25, 2006, at 5:00 p.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Wednesday, November 8, 2006.
NON-GAAP FINANCIAL MEASURES
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: non-GAAP EPS, EBITDA and Free Cash Flow. TeleTech believes that providing these non-GAAP measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision-making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures can be found in the financial tables attached to this press release.
ABOUT TELETECH
TeleTech is a leading global business process outsourcing (BPO) company that provides a full range of front-to-back office outsourced solutions including e-commerce, professional sales, customer management, transaction-based processing, and database marketing services. TeleTech’s comprehensive solutions include fully managed, OnDemand services including infrastructure, software, and business intelligence. TeleTech’s ability to deliver innovative solutions globally over a centralized and standardized delivery platform ensures a high quality, consistent customer experience enabling clients to increase revenue, improve profitability, and develop stronger customer relationships around the world. TeleTech is a valued partner for clients that include Global 1000 businesses and governments. Nearly 65 percent of TeleTech’s revenue is generated internationally with services offered from nearly every continent on the globe. For additional information, visit www.teletech.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements that involve risks and uncertainties. The projections and statements contained in these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: our belief that we are continuing to see strong demand for our services and that sales cycles are shortening; risks associated with successfully integrating Direct Alliance Corporation (DAC) which we recently acquired and achieving anticipated future revenue growth, profitability, and synergies; estimated revenue from new, renewed, and expanded client business as volumes may not materialize as forecasted or be sufficient to achieve our Business Outlook; achieving continued profit improvement in our International Business Process Outsourcing (BPO) operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients in order to achieve our Business Outlook; our ability to execute our growth plans, including sales of new products (such as TeleTech On DemandTM); our ability to achieve our year-end 2006 and 2007 financial goals, including those set forth in our Business Outlook; the possibility of our Database Marketing and Consulting segment not increasing revenue, lowering costs, or returning to profitability resulting in an impairment of its $13 million of Goodwill; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO and customer management market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost effective locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, pandemic or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our customer management centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that impacts the BPO and customer management industry.
PLEASE REFER TO THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2006, AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, FOR A DETAILED DISCUSSION OF FACTORS DISCUSSED ABOVE AND OTHER IMPORTANT FACTORS THAT MAY IMPACT THE COMPANY’S BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, AND CASH FLOWS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS OR CHANGES IN FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.
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